Exhibit 10.8
[Composite Conformed Copy]

     CAPITAL FUNDS AGREEMENT, dated as of May 20, 1968, between MAINE YANKEE ATOMIC POWER COMPANY ("Maine Yankee"), a Maine corporation, and
               (The names of the Sponsors appear in the attached Appendix) (the "Sponsor").

     It is agreed as follows:

1.   Basic Understandings

     Maine Yankee has been organized to provide for the supply of power to its eleven sponsoring utility companies (including the Sponsor). Late in 1966 and early in 1967, it entered into contracts for the manufacture of the major components and the services of an architect-engineer for the construction of a nuclear electric generating unit of the pressurized water type, designed to have a capability of approximately 800 megawatts electric, at a site on tidewater in the Town of Wiscasset, Maine (such unit being herein, together with the site and all related facilities to be owned by Maine Yankee, referred to as the "Unit"). Construction of the Unit is now being carried out under contracts with Combustion Engineering, Inc. and Westinghouse Electric Corporation for certain major systems of equipment and Stone and Webster Engineering Corporation as Architect-Engineer.

     Each of the eleven sponsoring utilities (the "sponsors") has contemporaneously agreed to purchase a stated percentage of the capacity and output of the Unit and a like percentage of Maine Yankee's stock (its "stock percentage"). The names of the sponsors and their respective stock percentages are as follows:

                                                      Stock
               Sponsors                             Percentage

     Central Maine Power Company                       38.0%
     New England Power Company                         20.0%
     The Connecticut Light and Power Company            8.0%
     Bangor Hydro-Electric Company                      7.0%
     Maine Public Service Company                       5.0%
     Public Service Company of New Hampshire            5.0%
     Cambridge Electric Light Company                   4.0%
     Montaup Electric Company                           4.0%
     The Hartford Electric Light Company                4.0%
     Western Massachusetts Electric Company             3.0%
     Central Vermont Public Service Corporation         2.0%

Maine Yankee and each of its other sponsors are contemporaneously entering into capital funds agreements which are identical to this agreement except for the necessary changes in the names of the parties.

     Maine Yankee's authorized and outstanding capital as of the date of this agreement is $10,000,000 consisting of 100,000 shares of common stock, $100 par value, which is owned by Maine Yankee's sponsors in their respective stock percentages. Maine Yankee's estimated capital requirements with respect to the Unit (exclusive of fuel) aggregate $145,000,000. It is the present intention of Maine Yankee to finance not less than 65% of the capital requirements of the Unit, whether incurred before or after the Unit is placed in commercial operation, through the issuance and sale of mortgage bonds or other securities and through borrowings from other than the sponsors, and the balance through the issuance and sale of additional common stock to its sponsors or the receipt from its sponsors of loans, advances or capital contributions or the issuance and sale of preferred stock to other than the sponsors.

2.   Effective Date and Term

     This agreement shall become effective upon receipt by the Sponsor of notice that Maine Yankee has entered into capital funds agreements, as contemplated by Section 1 above, with each of the other sponsors.

     The term of this agreement shall expire December 31, 2003.

3.   Construction of the Unit

     Maine Yankee will proceed with due diligence with the construction of the Unit, and will exercise its best efforts to complete and place it in commercial operation by May 1, 1972 within present cost estimates, and will keep the Sponsor informed as to the progress of construction, material modifications in cost estimates, and the date on which it is expected the Unit will be placed in commercial operation.

4. Stock Purchases and Capital Contributions to Provide the Capital Requirements of the Unit

     From time to time when Maine Yankee requires capital to meet the capital requirements of the Unit, it may offer shares of its common stock to its sponsors for subscription, or may request capital contributions from its sponsors, to raise such capital. Subject to the provisions of Section 7, (i) whenever Maine Yankee determines to offer any such shares for such purpose, Maine Yankee agrees to offer to the Sponsor, and the Sponsor agrees to subscribe for and purchase, for cash at the par value thereof, the Sponsor's stock percentage of the shares so offered, and (ii) whenever Maine Yankee requests capital contributions for such purpose, the Sponsor will contribute in cash its stock percentage of the total capital contribution so requested.

5.   Capital Requirements of the Unit Defined

     Maine Yankee shall be deemed to have capital requirements of the Unit within the meaning of Section 4 if it requires capital (including funds to reimburse Maine Yankee for expenditures made for any of the following purposes out of the proceeds of short-term borrowings) for any of the following purposes:

     (i) to complete construction of the Unit and place it in commercial operation at a gross capability of at least 800 megawatts electric;

     (ii) to make additions and replacements (other than those chargeable to maintenance) to the Unit which are required to insure the continued regular operation of the Unit at a gross capability of at least 800 megawatts electric or to restore it to regular operation at such gross capability;

     (iii) to make any change in or addition to the Unit which must be made in order to obtain or maintain, or to meet the conditions of any license or other public authorization, regulation or order which is required for or applicable to the regular operation of the Unit at a gross capability of at least 800 megawatts electric;

     (iv) to provide materials and supplies, or funds for prepaid items or cash working capital, required for the regular operation of the Unit at a gross capability of at least 800 megawatts electric;

     (v) to finance the costs of obtaining and maintaining an inventory of nuclear fuel of a type and amount required for the operation of the Unit.

     If Maine Yankee shall at any time or times determine that it would be more feasible, economic or otherwise desirable for regular operation for the generation of power and energy for delivery under its Power Contracts with its sponsors for the Unit to operate at a lower gross capability than 800 megawatts and if it holds or can obtain all licenses and other public authorizations required for the regular operation of the Unit at such lower level, then the "capital requirements of the Unit" shall include any additional capital required for any of the foregoing purposes for operation of the Unit at any such lower level of capability.

6.   Loans and Advances

     In lieu of offering shares of its common stock for subscription and purchase or requesting capital contributions under Section 4, Maine Yankee may, at its option, request its sponsors to provide required capital by means of loans or advances. In any case where Maine Yankee determines to request such loans or advances in lieu of stock purchases, Maine Yankee agrees to offer to the Sponsor, and the Sponsor, subject to the provisions of Section 7, agrees to provide to Maine Yankee the Sponsor's stock percentage thereof. However, Maine Yankee shall not be entitled to request such loans or advances except in circumstances where it would be entitled to require the Sponsor to make a stock subscription or capital contribution pursuant to Section 4.

     The terms of any loans and advances requested by Maine Yankee under the preceding paragraph, as to interest, maturity date, rights and terms of prepayment, and otherwise shall be the same for all sponsors. Such terms shall be as determined by Maine Yankee in its discretion, except that the terms of each such loan or advance shall provide for quarterly payments of interest at an annual rate not less than 11/2% in excess of the lowest prime rate for commercial loans at the time in effect at any bank in Boston, Massachusetts.

     Nothing in this agreement shall be construed as prohibiting Maine Yankee from requesting and receiving non-interest bearing open account advances from its sponsors in the nature of interim investment advances to be applied toward the purchase of stock or capital contributions.

7.   Conditions to the Sponsor's Obligations

     The Sponsor shall not be obligated to subscribe for and purchase its stock percentage of any stock issue under Section 4 or to provide its stock percentage of any capital contribution under Section 4 or of any loan or advance under Section 6, unless all necessary regulatory approvals shall have been obtained with respect to both the action to be taken by Maine Yankee and the action to be taken by the Sponsor in connection with such stock issue, capital contribution, loan or advance. The parties will use their best efforts to obtain, or to assist in obtaining, the foregoing regulatory approvals. Except as expressly provided in this Section 7, no action of, nor failure to act by, Maine Yankee or any of the several sponsors shall permit cancellation of, or relieve the Sponsor from any of its obligations under, this agreement. The failure of any other sponsor to purchase its stock percentage of any stock issue or to make its stock percentage of any capital contribution, loan or advance requested by Maine Yankee shall not excuse the Sponsor from making stock purchases, capital contributions, loans or advances which do not in the aggregate exceed the Sponsor's stock percentage of the total stock purchases, capital contributions, loans and advances requested under Sections 4 or 6 from all sponsors. However, no sponsor shall be required to make any stock purchase, capital contribution, loan or advance which is for the purpose of providing funds required by reason of the failure of another sponsor to purchase its stock percentage of any stock issue or to make its stock percentage of any capital contribution, loan or advance requested by Main Yankee.

8.   Other Financing

     Nothing in this agreement shall be construed as precluding Maine Yankee from offering shares of its common stock to, or requesting capital contributions and loans and advances from, its sponsors to finance capital requirements other than those contemplated by Section 5, or from financing, in its discretion, its capital requirements (including the capital requirements contemplated by Section 5), by means other than the sale of its common stock to the sponsors or capital contributions or loans or advances from them, but not by the sale of its common stock other than to its sponsors.

9.   Cooperation by Sponsor

     The Sponsor agrees that it will cooperate with Maine Yankee in taking all such action as may be necessary or appropriate to effectuate the purposes of this agreement.

10.  Restrictions on Transfer

     The Sponsor acknowledges notice of the restrictions on stock transfers contained in Section 8.1 of Maine Yankee's by-laws and agrees to be bound by said provisions with respect to all shares of Maine Yankee's common stock which it may acquire.

11.  Arbitration

     In case any dispute shall arise as to the interpretation or performance of this contract which cannot be settled by mutual agreement and which may be finally determined by arbitration under the law of the State of Maine then in effect, such dispute shall be submitted to arbitration, and arbitration of such dispute shall be a condition precedent to any action at law or suit in equity that can be brought. The parties shall if possible agree upon a single arbitrator. In case of failure to agree upon an arbitrator within 15 days after the delivery by either party to the other of a written notice requesting arbitration, either party may request the American Arbitration Association to appoint the arbitrator. The arbitrator, after opportunity for each of the parties to be heard, shall consider and decide the dispute and notify the parties in writing of his decision. The expenses of the arbitration shall be borne equally by the parties.

12.  Interpretation

     The interpretation and performance of this agreement shall be in accordance with and controlled by the law of the State of Maine.

13.  Addresses

     Except as the parties may otherwise agree, any notice, request or other communication from one party to the other, relating to this agreement or the rights, obligations or performance of the parties hereunder, shall be in writing and shall be effective upon delivery to the other party. Any such communication shall be considered as duly delivered when delivered in person or upon the lapse of 48 hours after mailing by registered or certified mail, postage prepaid, to the address of the other party shown following the signature of such other party hereto, or such other address as may be designated by written notice given as provided in this Section 13.

14.  Assignment

     This agreement shall be binding upon and shall inure to the benefit of, and may be performed by, the successors and assigns of the parties, except that no assignment, pledge or other transfer of this agreement by either party shall operate to release the assignor, pledgor or transferor from any of its obligations under this agreement unless consent to the release is given in writing by the other party (if not theretofore released pursuant to this Section) and, if the other party has theretofore assigned, pledged or otherwise transferred its interest in this agreement, by the other party's assignee, pledgee or transferee, or unless such transfer is incident to a merger or consolidation with, or transfer of all or substantially all of the assets of the transferor to, another sponsor which shall, as a part of such succession, assume all the obligations of the transferor under this agreement.

15.  Corporate Obligations

     This agreement is the corporate act and obligation of the parties hereto, and any claim hereunder against any stockholder (other than the Sponsor), director or officer of either party, as such, is expressly waived.

16.  All Prior Agreements Superseded

     This agreement represents the entire agreement between Maine Yankee and the Sponsor relating to the subject matter hereof, and all previous agreements, discussions, communications and correspondence with respect to the subject matter are hereby superseded and are of no further force and effect.

     IN WITNESS WHEREOF, the parties have executed this agreement by their respective officers thereunto duly authorized as of the date first above written.

                                   MAINE YANKEE ATOMIC POWER COMPANY


                                   By   W. H. Dunham
                                             President
                                   9 Green Street
                                   Augusta, Maine 04330


                                             [Sponsor]

                                   By
                                             (Officer)


                                   Its
                                             (Title)

                                             (Address)

APPENDIX


     Separate Capital Funds Agreements were entered into, identical in form with the foregoing except as to the execution thereof and except that on page 1 the names of the respective Sponsors were inserted.

     The Capital Funds Agreements were executed by the respective parties thereto, as follows:

MAINE YANKEE ATOMIC POWER COMPANY

By   W. H. Dunham,
     President
          9 Green Street
          Augusta, Maine 04330

CENTRAL MAINE POWER COMPANY

By   S. Giddings
     Executive Vice President
          9 Green Street
          Augusta, Maine

NEW ENGLAND POWER COMPANY

By   Robert F. Krause
     President
          441 Stuart Street
          Boston, Massachusetts

THE CONNECTICUT LIGHT AND POWER COMPANY

By   Sherman R. Knapp
     Chairman
          P.O. Box 2010
          Hartford, Connecticut 06101

BANGOR HYDRO-ELECTRIC COMPANY

By   R. N. Haskell
     President
          33 State Street
          Bangor, Maine 04401

MAINE PUBLIC SERVICE COMPANY

By   C. Hazen Stetson
     Chairman
          209 State Street
          Presque Isle, Maine 04769

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

By   W. C. Tallman
     President
          1087 Elm Street
          Manchester, New Hampshire 03105

CAMBRIDGE ELECTRIC LIGHT COMPANY

By   John F. Rich
     President
          130 Austin Street
          Cambridge, Massachusetts 02139

MONTAUP ELECTRIC COMPANY

By   Guido R. Perera
     President
          P.O. Box 2333
          Boston, Massachusetts 02107

THE HARTFORD ELECTRIC LIGHT COMPANY

By   C. L. Derrick
     Chairman
          P.O. Box 2370
          Hartford, Connecticut 06101

WESTERN MASSACHUSETTS ELECTRIC COMPANY

By   Robert E. Barrett, Jr.
     President
          174 Brush Hill Avenue
          West Springfield, Massachusetts 01089

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By   L. Douglas Meredith
     President
          77 Grove Street
          Rutland, Vermont 05701